UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2005

The First Marblehead Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31825	04-3295311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Cash Dividend

On September 15, 2005, The First Marblehead Corporation (the “Company”) announced initiation of a regular quarterly cash dividend.  The full text of the press release issued in connection with the announcement is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

2005 Annual Meeting of Stockholders

The board of directors of the Company has determined that the 2005 annual meeting of stockholders (the “Meeting”) will be held on October 27, 2005.

As disclosed in the Company’s proxy statement for its 2004 annual meeting of stockholders, under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for submitting stockholder proposals for inclusion in the Company’s proxy statement for the Meeting was June 16, 2005.  Accordingly, no stockholder proposals will be included in the Company’s proxy statement for the Meeting.

Under the Company’s by-laws, stockholders interested in presenting a proposal at the Meeting (other than pursuant to Rule 14a-8 under the Exchange Act) must provide advance notice to the Company, including certain information specified in the Company’s by-laws.  Any such stockholder notice must be received in writing by the Secretary of the Company, at the Company’s principal executive offices, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, by no later than Sunday, September 25, 2005, the tenth day following the date of this current report on Form 8-K.  The deadline set forth in this current report on Form 8-K supersedes the original deadline previously disclosed in the Company’s proxy statement for its 2004 annual meeting of stockholders, which was set to expire on Monday, September 19, 2005.

 Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

99.1         Press Release entitled “First Marblehead Announces Initiation of Quarterly Cash Dividend,” issued by the Company on September 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: September 15, 2005	By:	/s/ Peter B. Tarr
Peter B. Tarr
General Counsel and Vice Chairman